Exhibit 10.1

FIRST AMENDMENT TO

SENIOR SECURED CONVERTIBLE NOTE

This First Amendment to Senior Secured Convertible Note (this “Amendment”) dated as of October 5, 2023 (the “Effective Date”) is entered into by and between Gaucho Group Holdings Inc., a Delaware corporation (the “Company”), and            ,                                                          (the “Purchaser”).

RECITALS

A. The Purchaser and the Company entered into that certain Securities Purchase Agreement dated as of February 21, 2023 (the “Original Agreement”), pursuant to which the Company agreed to sell and issue to the Purchaser, in a series of closings, senior unsecured convertible note (the “Original Note”), convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in a principal amount of $5,617,978 and warrants (the “Warrants”) to purchase shares of the Company’s Common Stock.

B. Pursuant to the Original Agreement, the Company issued to the Purchaser the Original Note in a principal amount of $5,617,978, and a Warrant to purchase up to 3,377,099 shares of Common Stock, on February 21, 2023.

C. The Purchaser and the Company desire to amend the Original Note pursuant to and in accordance with the terms set forth herein.

D. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Note and Original Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the covenants and agreements herein contained, and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) The below-listed definition set forth in Section 33(u) of the Original Note is hereby amended and restated in its respective entirety as follows:

“Floor Price” means $0.40 (or such lower amount as permitted, from time to time, by the Principal Market), subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events.

2. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Amendment may be amended, waived or modified only upon the written consent of the Company and the Purchaser.

(b) Entire Agreement. This Amendment together with the Original Note constitutes the entire agreement of the Company and the Purchaser with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Company and Purchaser with respect to the subject matter hereof. Except as amended by this Amendment, the Original Note shall continue in full force and effect.

(c) Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

GAUCHO GROUP HOLDINGS INC.,
a Delaware corporation

By:
Name:
Title:

Signature Page to First Amendment to Original Note

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

PURCHASER:

By:

Signature Page to First Amendment to Original Note